Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors of
Akid Corporation

As independent public accountants, we hereby consent to the use in the Definitive Proxy Statement of Akid Corporation of our report dated August 17, 2005 on the consolidated financial statements of Akid Corporation for the period May 18, 2004 (inception) through December 31, 2004.

/s/ Meyler & Company LLC
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Meyler & Company LLC
Middletown, New Jersey
September 1, 2005